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                                                              Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated November 14, 1997, except for Note 9 (which contains an explanatory paragraph relating to the ability of Harvard Industries, Inc. to continue as a going concern) as to which the date is December 29, 1997, appearing on page 47 of the Annual Report on Form 10-K of Harvard Industries, Inc. for the year ended September 30, 1998.



/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

1177 Avenue of the Americas
New York, NY
January 25, 1999